EXHIBIT 11



                            AGREEMENT AND WAIVER

NEXTLINK Communications, Inc.
1505 Farm Credit Drive
McLean, VA 22102

Gentlemen:

     Reference is hereby made to (i) the Stock Purchase Agreement, dated as of December 7, 1999 (the "1999 Purchase Agreement"), by and among NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK"), and the undersigned, (ii) the certificates of designation relating to the Series C Preferred Stock and the Series D Preferred Stock (the "Series C Certificate of Designation" and the "Series D Certificate of Designation," respectively, and, together, the "Series C/D Certificates of Designation") purchased by the undersigned pursuant to the 1999 Purchase Agreement and owned by the undersigned as of the date hereof, (iii) the Registration Rights Agreement, dated of December 7, 1999 (the "1999 Registration Rights Agreement"), by and among NEXTLINK and the undersigned, and (iv) the Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among NEXTLINK and the undersigned. All capitalized terms used but not otherwise defined herein shall have the meanings accorded such terms in the Purchase Agreement.

     In consideration for NEXTLINK and the undersigned entering into the Purchase Agreement, NEXTLINK and the undersigned hereby agree as follows:

(i)  The undersigned agrees that the right of first purchase set forth in
     Section 4.14 of the 1999 Purchase Agreement be, and it hereby is, modified to provide for the pro rata exercise of such right as set forth in Section 4.14 of the Purchase Agreement. In addition, the undersigned hereby waive their right of first purchase under Section
     4.14 of the 1999 Purchase Agreement (and related notice and other provisions) to permit the sale of the Preferred Shares under the Purchase Agreement.

(ii) The undersigned hereby waive their rights under Section 4.17 of the 1999 Purchase Agreement in connection with the LHP Share Exchange (as defined in the Merger Agreement) and the other transactions contemplated under the Merger Agreement to the extent such transactions would be covered by such Section 4.17.

(iii) The undersigned hereby consent, effective at the time of the Closing, to the amendment and restatement of the 1999 Registration Rights Agreement in the form attached to the Purchase Agreement.

(iv) It is the intention of the parties to clarify that to the extent the holders of Series C Preferred Stock and Series D Preferred Stock participate in certain issuances or distributions under the terms of the Series C/D Certificates of Designation as more specifically set forth below, such holders shall also not be entitled to an adjustment to the Conversion Price of the Series C Preferred Stock or the Series D Preferred Stock by reason of and to the extent of their participation in any such issuance or distribution. Accordingly, the undersigned hereby (I) except for rights to have the Conversion Price adjusted thereunder, waive any rights they may have under Section 4(f) of the Series C Certificate of Designation with respect to any dividend described in the last sentence of Section 4(e) under such Series C Certificate of Designation; (II) except for rights to have the Conversion Price adjusted thereunder, waive any rights they may have under Section 4 of the Series D Certificate of Designation with respect to any dividend described in the last sentence of Section 4(e) under the Series C Certificate of Designation; (III) waive any rights they may have under Section 8(g)(ii) of the Series C/D Certificates of Designation with respect to the Merger, the LHP Share Exchange and the other transactions contemplated under the Merger Agreement or to the extent the undersigned participate in any distribution in accordance with Section 4 of the Series C Certificate of Designation or Section 4(f) of the Series D Certificate of Designation; (IV) waive any rights they may have under the first sentence of Section 8(g)(iv) of the Series C/D Certificates of Designation with respect to distributions paid exclusively in cash to the extent the third sentence of such
     Section 8(g)(iv) shall apply to such distributions; (V) agree that no adjustment in the Conversion Price shall be made under Section 8(g)(ii) or Section 8(g)(iv) of the Series C/D Certificates of Designation to the extent the holders of the Series C Preferred Stock and the D Preferred Stock participate in any such issuance or distribution or are otherwise protected by way of an adjustment to the Conversion Price pursuant to Section 8(g)(i) of the Series C/D Certificates of Designation, respectively; and (VI) consent under
     Section 9(d) of the Series C/D Certificates of Designation to the issuance and sale of the Preferred Shares under the Purchase Agreement. For the avoidance of doubt, the waiver of any rights specified under this Section (iv) shall not be deemed a waiver of any rights under any section of the Series C/D Certificates of Designation (including, without limitation, adjustments to the Conversion Price therein) other than as expressly set forth herein.

(v) Except as provided in the following sentence, the undersigned hereby waive their rights under the Series C/D Certificates of Designation (including under Section 4(f) of the Series C Certificate of Designation or under Section 4 of the Series D Certificate of Designation) to any distribution or adjustment to the Conversion Price as a result of the Stock Dividend other than the adjustment to the Conversion Price set forth in Section 8(g)(i) of the Series C/D Certificates of Designation. NEXTLINK and the undersigned agree that such adjustment shall be effected by reducing such Conversion Price to $31.625 per share to be effective upon the effectiveness of the Stock Dividend.

(vi) The undersigned hereby irrevocably and unconditionally agree to vote and to cause to be voted in each election for directors of NEXTLINK
     (I) during such time as the holders of the Series C Preferred Stock are not entitled to designate the Series C Designee (as defined in the Series C Certificate of Designation) but the holders of the Series G Preferred Stock are entitled to designate the Series G Designee (as defined in the Certificate of Designation for the Series G Preferred Stock), all shares of Series C Preferred Stock, and (II) during such time as the holders of the Series D Preferred Stock are not entitled to designate the Series D Designee (as defined in the Series D Certificate of Designation) but the holders of the Series H Preferred Stock are entitled to designate the Series H Designee (as defined in the Certificate of Designation for the Series H Preferred Stock), all shares of Series D Preferred Stock, in each case of clauses (I) and
     (II) above, in accordance with the recommendation of the Board of Directors of NEXTLINK in such election for directors.

(vii) Each certificate representing shares of Series C Preferred Stock or Series D Preferred Stock shall bear a legend in substantially the following form:

     CERTAIN AGREEMENTS AND WAIVERS OF RIGHTS WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE BIND ANY TRANSFEREE OF THESE SHARES, AS SET FORTH IN AN AGREEMENT AND WAIVER DATED AS OF JUNE 14, 2000, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

     The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement and Waiver by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement and Waiver, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     This Agreement and Waiver may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     THIS AGREEMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

     Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and Waiver and the transactions contemplated hereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement and Waiver shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement and Waiver or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     THE UNDERSIGNED AND NEXTLINK HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND WAIVER.

     Whenever possible, each provision of this Agreement and Waiver shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement and Waiver is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement and Waiver.

     This Agreement and Waiver shall be binding on all successors, assigns and transferees of the shares of Series C Preferred Stock and Series D Preferred Stock.

Dated: June 14, 2000


                         FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP VI, L.P.

                         By:   FLC XXXII Partnership, L.P.
                               its general partner

                         By:   /s/ Sandra J. Horbach
                               ----------------------------------
                               Sandra J. Horbach,
                               a general partner

                        FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP VII, L.P.

                        By:   FLC XXXIII Partnership
                              its general partner

                        By:   /s/ Sandra J. Horbach
                              -----------------------------------
                              Sandra J. Horbach,
                              a general partner

                        FL FUND, L.P.

                        By:   FLC XXXI Partnership, L.P.
                              its general partner

                        By:   FLC XXIX Partnership, L.P.
                              a general partner

                        By:   /s/ Sandra J. Horbach
                              -----------------------------------
                              Sandra J. Horbach,
                              a general partner


Agreed and accepted
as of the above date:

NEXTLINK COMMUNICATIONS, INC.

By: /s/ Daniel F. Akerson
   --------------------------------
   Name:  Daniel F. Akerson
   Title: Chairman and Chief
          Executive Officer